Exhibit (a)(iv) under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K

                                               (Amd. #6) - file stamped 10/24/94

                           LIBERTY UTILITY FUND, INC.

                             ARTICLES SUPPLEMENTARY



      LIBERTY UTILITY FUND, INC., a Maryland corporation having its principal offices in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies:

      FIRST: The Board of Directors hereby reclassifies 250,000,000 of the authorized but unissued shares of common stock of the Corporation as 250,000,000 shares of Class B Shares.

      SECOND: The shares of Common Stock reclassified hereby shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Article FOURTH, paragraph (b) of the Corporation's charter and shall be subject to all provisions of the charter relating to stock of the Corporation generally.

      THIRD: The stock has been reclassified by the Board of Directors under the authority contained in the charter of the Corporation.

      IN WITNESS WHEREOF, Liberty Utility Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on September 27, 1994.

      The undersigned, Richard B. Fisher, President of the Corporation, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles Supplementary to be its corporate act and further certifies to the best of his knowledge, information and belief, that the matters and facts set forth herein with respect to the authorization and approval hereof are true in all material respects and that this statement is made under the penalties of perjury.

ATTEST:                             LIBERTY UTILITY FUND, INC.



/s/ Charles H. Field                By:/s/ Richard B. Fisher
------------------------------         ---------------------------------
Charles H. Field                    Richard B. Fisher
Assistant Secretary                       President